Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72672) of Chevron Corporation filed with the Securities and Exchange Commission of our report dated December 7, 2006 relating to the financial statements and supplemental schedule included in the Annual Report on Form 11-K of the Unocal Savings Plan as of June 28, 2006 and for the period from January 1, 2006 through June 28, 2006.

/s/ Morris, Davis & Chan LLP
Oakland, California
December 21, 2006